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                                                                       EXHIBIT 5


                         [LETTERHEAD OF BROUSE McDOWELL]








                                July 20, 2001


American Greetings Corporation
One American Road
Cleveland, Ohio 44144

Gentlemen:

We are acting as counsel to American Greetings Corporation (the "Company") in connection with the issuance and sale by the Company of up to 6,500,000 additional Class A Common Shares and 500,000 additional Class B Common Shares (the "Shares") pursuant to the American Greetings Corporation 1997 Equity and Performance Incentive Plan (as amended June 22, 2001) (the "Plan").

We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereon we are of the opinion that the Shares which may be issued and sold pursuant to the Plan have been duly authorized and, when issued and sold in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 being filed today by the Company with the Securities and Exchange Commission to effect registration of the Shares under the Securities Act of 1933.


                             Very truly yours,


                             /s/ Brouse  McDowell


                             Brouse McDowell, A Legal Professional Association